SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

December 8, 2014

Date of Report (Date of Earliest Event Reported)

FONU2 INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-49652	65-0773383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

331 East Commercial Blvd. Ft. Lauderdale, Florida	33334
(Address of principal executive offices)	(Zip Code)

(954) 938-4133

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On December 8, 2014, the Company entered into a purchase agreement with Studioplex City, LLC, a Georgia limited liability company and Jake Shapiro, the owner of all membership interests of Studioplex City, LLC.  Pursuant to this agreement, the Company paid Jake Shapiro $2,500,000 in the form of 2,500,000 Series B convertible preferred shares, which were issued to him on December 12, 2014.  In return, the Company received 100% of the membership interests of Studioplex City.

As part of the purchase agreement, the Company has created Studioplex City Acquisition Corp., which is a wholly owned subsidiary of the Company.  The closing shall take place through this subsidiary.

Item 2.01 – Completion of Acquisition of Assets

See above.

Item 3.02 – Unregistered Sales of Equity Securities

On December 12, 2014, the Company issued 2,500,000 Series B convertible preferred shares to Jake Shapiro as consideration for 100% of the membership interests of Studioplex City, LLC.  These shares were valued at $2,500,000.  These shares were issued under the Section 4(a)(2) private placement exemption.  Mr. Shapiro has enough knowledge in finance and business matters to be considered a sophisticated investor, has access to the type of information normally provided in a prospectus, and has agreed not to resell or distribute the securities to the public.

These 2,500,000 Series B convertible preferred shares are entitled to vote on all matters submitted for a vote to the holders of common stock as if they held 500 common shares per Series B preferred share owned.  The preferred shares can be converted into common shares by providing a conversion notice to the company.  The preferred shares will then be converted within three days to a number of common shares equal to the aggregate stated value of the shares divided by $0.10.

Item 4.01 – Changes in Registrant’s Certifying Accountant

(a) On December 12, 2014, the Company discontinued accounting services with MaloneBailey, LLP, its current independent registered public accounting firm.

During the past two years, the principal accountant’s report did not contain an adverse opinion or a disclaimer of opinion, with the exception of a going concern opinion.

The decision to discontinue accounting services with its independent registered public accounting firm was approved by the Company’s board of directors.

During the term of engagement of MaloneBailey, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any report.

(b)  On December 12, 2014, the Company’s board of directors engaged The Hall Group, CPAs as its independent registered public accounting firm for the year ended September 30, 2014.  The Company did not consult with The Hall Group during the years ended September 30, 2013 and 2012 or any subsequent interim periods preceding the engagement of The Hall Group regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion The Hall Group might render on the Company’s consolidated financial statements.

In accordance with the rules of the Securities and Exchange Commission, the Company provided MaloneBailey a copy of the disclosures made under this current report on Form 8-K, Item 4.01 and requested MaloneBailey to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MaloneBailey agrees with the above statements. Such letter is attached as Exhibit 16.1

Item 5.01 – Changes in Control of Registrant

On December 8, 2014, the Company entered into a purchase agreement with Jake Shapiro and Studioplex City, LLC.  On December 12, 2014, the Company issued 2,500,000 Series B convertible preferred shares to Jake Shapiro as consideration for 100% of the membership interests of Studioplex City, LLC.  As of December 12, 2014, the Company had 617,452,617 common shares outstanding.  Upon the issuance of the 2,500,000 Series B convertible preferred shares, Mr. Shapiro directly owns 67% of the voting securities of the Company.

There are no arrangements with Mr. Shapiro which may result in a change in control of the Company at a subsequent date.

Item 5.02 – Election of Director

On December 8, 2014, the Company elected Jake Shapiro as director and Chairman of the Board.  There are no arrangements or understandings, between Mr. Shapiro and any other person pursuant to which he was selected as a director.  In addition, there are no material plans, contracts or arrangement to which Mr. Shapiro is a party to.  Mr. Shapiro has not had any transactions with a related party of the Company.

Item 9.01 – Financial Statements and Exhibits

(d)

Exhibit 10.1 - Purchase agreement between FONU2 Inc., Studioplex City, LLC and Jake Shapiro, dated December 8, 2014.  Incorporated by reference to the Form 8-K filed December 12, 2014.

Exhibit 16.1 – Letter from MaloneBailey LLP regarding the change in certifying accountant, dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 Inc.

By:      /s/ Roger Miguel

Roger Miguel

Chief Executive Officer

Dated:  December 16, 2014

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